UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2023

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Mission St. Suite 5510 San Francisco, California (Address of principal executive offices)	94105 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Accounting Officer

On April 28, 2023, Forge Global Holdings, Inc. (the “Company”), appointed Cathy Dondzila, the Company’s Chief Accounting Officer, as the Company’s principal accounting officer. Mark Lee, the Company’s former principal accounting officer, continues to serve as the Company’s Chief Financial Officer.

Ms. Dondzila, age 60, joined the Company as its Chief Accounting Officer in April 2023 and has more than 35 years of finance and accounting experience in the global capital markets and investment industries. She previously served as Chief Accounting Officer and Finance Officer of NewRez LLC, a non-bank mortgage services provider, from September 2019 to March 2023, Chief Accounting Officer and Senior Vice President of Ocwen Financial Corporation (and GMAC ResCap, a predecessor organization acquired by Ocwen in February 2013), a mortgage servicing company, from May 2008 to May 2019. Prior to 2008, Ms. Dondzila served in various roles with a government sponsored mortgage services company, a global investment firm, and a multinational accounting firm. Ms. Dondzila received her Bachelor of Science in Business Administration, Accounting and Finance, from Washington University in St. Louis in 1984, and a certificate from the Harvard Business Analytics Program in 2021.

In connection with joining the Company, Ms. Dondzila signed an offer letter (the “Offer Letter”) that provides for a starting annual base salary of $325,000 and target bonus equal to 55% of her base salary. Pursuant to the Offer Letter, Ms. Dondzila is also eligible to be granted three awards of restricted stock units (“RSUs,” and each, an “Award”). The value of each Award will be converted into a number of RSUs based upon the closing price of the Company’s stock for the 20 trading days preceding the grant date of each Award. An Award shall be granted in Ms. Dondzila’s first, second, and third years of employment. Subject to her continued employment on each vesting date, each Award shall vest and settle on the following schedule over three years: 1/3rd shall vest on the 1-year anniversary of the vesting start date, and the remaining shall vest monthly in equal installments on the same day of the month as the vesting start date (or if no such date exists in the month, the last day of such month). All RSUs that vest shall settle on quarterly settlement dates following the applicable vesting date or as soon as practicable following such applicable vesting date.

If Ms. Dondzila’s employment is terminated by the Company without Cause or she terminates her employment for Good Reason then she will be eligible to receive the following payments and benefits, subject to her execution of a release of claims and continued compliance with all post-employment contractual obligations to the Company: (i) a lump sum payment equal to 12 months of her then-current base salary, any then-unpaid bonus from a prior calendar year, and prorated target bonus for the year of termination at target level; (ii) reimbursement of COBRA premiums for Ms. Dondzila and her eligible dependents for a period of 12 months following termination; and (iii) accelerated vesting with respect to the time-vesting requirements of 20% of any then unvested equity that had been granted prior to the date of termination.

If Ms. Dondzila’s employment is terminated by the Company without Cause or she terminates her employment for Good Reason within 6 months prior to or 12 months following a Sale Event (as defined in the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”)) then she will be eligible to receive the following payments and benefits, subject to her execution of a release of claims and continued compliance with all post-employment contractual obligations to the Company: (i) a lump sum payment equal to 18 months of her then-current base salary, any then-unpaid bonus from a prior calendar year, and prorated target bonus for the year of termination at target level; (ii) reimbursement of COBRA premiums for Ms. Dondzila and her eligible dependents for a period of 18 months following termination; and (iii) accelerated vesting of 100% of any then unvested equity that had been granted prior to the date of termination.

“Cause” shall mean (i) Ms. Dondzila’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) her conviction of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) her willful failure to perform her assigned duties and responsibilities, which failure continues, after written notice given to he by the Company; (iv) her gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) her material violation of the Offer Letter or any provision of any agreement(s) between her and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions that is not cured within ten (10) days of written notice.

“Good Reason” shall mean (i) a material diminution in Ms. Dondzila’s base salary; (ii) a material diminution in her title, authority, duties or responsibilities; or (iii) a change of more than 35 miles in the geographic location where she provides services to the Company, provided, however, that in the event of the occurrence of a Good Reason condition listed above, she must provide notice to the Company within ninety (90) days of the initial occurrence of such condition and allow the Company thirty (30) days in which to cure such condition. Additionally, in the event the Company fails to cure the condition within the cure period provided, she must terminate employment with the Company within ten (10) business days of the end of the cure period.

Ms. Dondzila has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Ms. Dondzila and any other persons pursuant to which she was appointed as the Company’s principal accounting officer, and there are no family relationships between Ms. Dondzila and any director or executive officer of the Company.

(e) Compensatory Arrangements of Certain Officers

On April 24, 2023, the Company’s Board of Directors (the “Board”) granted RSUs under the 2022 Plan to Kelly Rodriques, the Company’s Chief Executive Officer and a member of the Board, as set forth below, and subject to his continued services to the Company through each applicable vesting date:

•308,641 RSUs: 100% of the RSUs shall vest on January 1, 2024 (the “1 Year Time Schedule”).
•308,641 RSUs: up to 100% of the RSUs are eligible to vest based on the achievement of Company revenue goals for the Company's fiscal year ending December 31, 2023 (the "Fiscal Year 2023," and such vesting schedule, the “1 Year Performance Schedule”). Upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board shall certify the Company’s achievement against such revenue goals. The certification shall be completed no later than March 1, 2024, and the eligible RSUs shall vest on the certification date. Mr. Rodriques shall also be eligible to receive a cash payment of up to $250,000 based on the extent of overachievement of such revenue goals.
•833,333 RSUs: 1/3rd of the RSUs shall vest on January 1, 2024, and the remaining RSUs shall vest over 24 equal monthly installments thereafter (the “3 Year Time Schedule”).
•833,333 RSUs: 1/3rd of the RSUs shall vest on January 1, 2024, and the remaining RSUs shall vest over 24 equal monthly installments thereafter. Up to 100% of the RSUs are eligible to vest based on the achievement of Company revenue goals over the Fiscal Year 2023 (the “3 Year Performance Schedule”). Upon the recommendation of the Compensation Committee, the Board shall certify the Company’s achievement against such revenue goals. The certification shall be completed no later than March 1, 2024, and 1/3rd of the eligible RSUs shall vest on such certification date (the "Initial Vesting Date"). The remaining eligible RSUs shall vest over 24 equal monthly installments thereafter; provided that any monthly installments of eligible RSUs pre-dating the Initial Vesting Date shall also vest on the Initial Vesting Date. Mr. Rodriques shall also be eligible to receive a cash payment of up to $675,000 based on the extent of overachievement of such revenue goals.

On April 24, 2023, the Section 16 Subcommittee of the Board also granted RSUs under the 2022 Plan to Mark Lee, the Company’s Chief Financial Officer, and Johnathan Short, the Company’s Chief Legal Officer, each as set forth below, and subject to continued services to the Company through each applicable vesting date:

Mark Lee

•277,777 RSUs shall vest on the 1 Year Time Schedule.
•92,592 RSUs shall vest on the 1 Year Performance Schedule. Mr. Lee shall also be eligible to receive a cash payment of up to $37,500 based on the extent of overachievement of revenue goals.
•416,666 RSUs shall vest on the 3 Year Time Schedule.
•138,888 RSUs shall vest on the 3 Year Performance Schedule. Mr. Lee shall also be eligible to receive a cash payment of up to $56,250 based on the extent of overachievement of revenue goals.

Johnathan Short

•370,370 RSUs shall vest on the 3 Year Time Schedule.
•123,456 RSUs shall vest on the 3 Year Performance Schedule. Mr. Short shall also be eligible to receive a cash payment of up to $50,000 based on the extent of overachievement of revenue goals.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: April 28, 2023	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer